EXHIBIT 99.1


FOR IMMEDIATE RELEASE - FEBRUARY 27, 2004
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Stockton, California

"Service 1st Bancorp Announces a 5% Stock Dividend"

February 27, 2004

The Board of Directors of Service 1st Bancorp declared a 5% stock dividend to shareholders of record on March 10, 2004. The dividend will be payable on April 12, 2004. Each shareholder entitled to the dividend will receive a stock certificate equal to 5% of the shares held by the shareholder on the record date rounded down to the nearest whole share with fractional shares paid in cash.

"The Bank has grown and prospered over the last two years and the Board felt it was appropriate to reward the shareholders with a small stock dividend at this time" said Chairman John O Brooks. "We appreciate the support and recognition we have received since our founding."

Service 1st Bancorp is a one bank holding company whose subsidiary, Service 1st Bank, was founded in November 1999 to serve small businesses, professionals, municipalities and private individuals. Service 1st Bank has two offices in Stockton and Tracy with a loan production office in Castro Valley.


Forward Looking Statements

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. This entire press release and the Company's periodic reports on Forms 10-KSB, 10-QSB and 8-K should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business as described in such reports.




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